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                                                                  EXHIBIT 10.5/B

                                 AMENDMENT NO. 1
                         TO OPTIMARK TECHNOLOGIES, INC.
                                 1999 STOCK PLAN

                                  MAY 31, 2000

       1. Section 3(a) of the OptiMark Technologies, Inc. 1999 Stock Plan (the "Plan") is hereby amended by deleting Section 3(a) in its entirety and replacing it with the following:

         "(a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares authorized for issuance under the Plan is 17,669,224 Shares, which consists of (i) 8,669,224 Shares that were available for future issuance under the Predecessor Plan, including Shares subject to outstanding options granted under the Predecessor Plan, as of November 29, 1999, the effective date of this Plan, (ii) 6,000,000 Shares that were added as of the effective date of this Plan, and (iii) an additional increase of 3,000,000 Shares added as of May 31, 2000 pursuant to amendment to this Plan. The Shares may be authorized, but unissued, or reacquired Common Stock."

       2. Except as provided in paragraph 1 above, the Plan shall remain unchanged and in full force and effect.